UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): March 15, 2012  (September 19, 2011)

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Lufkin Industries, Inc. (the “Company”) with the Securities and Exchange Commission on September 20, 2011 (the “Original Report”). The sole purpose of this Amendment is to disclose the Company’s Severance Agreement with C. D. “Bud” Hay. No other changes have been made to the Original Report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Lufkin Industries, Inc. appointed C. D. “Bud” Hay, 57, to the position of Vice President and General Manager of the company’s Power Transmission Division, effective September 23, 2011. Mr. Hay most recently served as Senior Vice President of Global Operations for the Crane Group at the Manitowoc Company, a publicly-traded company that specializes in products for the food service and construction industries. He has previously served as Vice President of Operations at Manitowoc Shady Grove since 2007. Prior to joining Manitowoc, he served in various senior operations, procurement and lean manufacturing positions at Joy Mining Machinery, JLG Industries and Ingersoll-Rand Company. Mr. Hay has a bachelor’s degree in industrial engineering from The Ohio State University. Mr. Hay will report to John F. “Jay” Glick, Lufkin’s CEO and President and his base salary will be $240,000.

A copy of the press release announcing this management change is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Lufkin Industries, Inc. (the “Company”) entered into a severance agreement, pursuant to which he is entitled certain pay and benefits under certain change-in-control conditions, with C. D. “Bud” Hay, Vice President and General Manager of the company’s Power Transmission Division. The cash components of any change- in-control benefits are paid lump-sum and are based upon a multiple of base salary and maximum bonus. In the event of a change in control, the Company will also continue health and other insurance benefits for between two and three years (corresponding to termination benefits) and immediately vest all equity compensation. In addition, the terminated employee would be entitled to receive any benefits that he otherwise would have been entitled to receive under our 401(k) plan, pension plan and supplemental retirement plan, although those benefits are not increased or accelerated. Because certain benefits may be subject to the so-called “parachute” tax imposed by the Internal Revenue Code Section 280G, the Company has agreed to reimburse any taxes imposed as a result of change in control benefits. All change in control benefits are “single trigger,” meaning that the executive will be entitled to such benefits following a change-in-control even if such executive is not terminated. For purposes of these benefits, a change in control is deemed to occur, in general, if (a) a shareholder or group of shareholders acquire 20% or more of Lufkin Industries, Inc.’s common stock, or (b) 25% or more of the directors in office were not nominated for initial election to the Board of Directors by directors who were in office at the time of their nomination. The foregoing descriptions of the severance agreements do not purport to be complete and are qualified in their entirety by reference to those agreements, which are filed as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 99.1	Press Release, dated September 19, 2011, issued by Lufkin Industries, Inc.

	Exhibit 10.1	Severance Agreement, dated as of September 23, 2011, between Lufkin Industries, Inc. and C. D. “Bud” Hay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC.

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:       March 15, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 19, 2011, issued by Lufkin Industries, Inc.

10.1	Severance Agreement, dated as of September 23, 2011, between Lufkin Industries, Inc. and C. D. “Bud” Hay.